UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2014

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PROPELL TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1701 Commerce Street, 2nd Floor, Houston, Texas 77002
(Address of Principal Executive Office) (Zip Code)

(713) 227-0480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 5, 2014, Propell Technologies Group, Inc. (the “Company”) entered into a new Employment Agreement (the “Employment Agreement”) with John Huemoeller II, that superseded the Company’s existing Employment Agreement with Mr. Huemoeller that was previously entered into on March 6, 2013 (the “Prior Agreement”).

Under the new Employment Agreement, which has a stated term of three (3) years, for his continued service as the Chief Executive Officer and President of the Company, Mr. Huemoeller will continue to receive the same annual base salary of $180,000 provided for under the Prior Agreement and will be entitled to bonuses at the discretion of the Company based on performance. In connection with the entry into the new Employment Agreement, Mr. Huemoeller received a restricted stock grant of 10,000,000 shares of the Company’s common stock, which will vest as to 1,250,000 shares on January 1, 2015 and thereafter 1,250,000 shares will vest on each quarter anniversary, commencing April 1, 2015 for seven (7) quarters. The Employment Agreement also provides that Mr. Huemeoller will receive a restricted stock grant of 750,000 shares of stock on an annual basis commencing January 1, 2016, which will vest upon issuance. In the event of a Change of Control (as defined in the Employment Agreement), termination without Cause (as defined in the Employment Agreement), termination due to disability (as defined in the Employment Agreement), death or termination by Mr. Huemeoller for Good Reason (as defined in the Employment Agreement”), Mr. Huemoeller will receive: (i) a severance payment equal to six (6) months base salary together with payment of medical insurance or COBRA payments for six month after termination; and (ii) all restricted stock grants that have been issued to Mr. Huemoeller will immediately vest. If Mr. Huemoeller terminates his employment at any time prior to January 1, 2016 Without Good Reason (as defined in the Employment Agreement) or is terminated for Cause (as defined in the Employment Agreement) then 5,000,000 of any restricted stock grants will immediately vest. The Agreement also includes customary confidentiality obligations and inventions assignments by Mr. Huemoeller.

On December 5, 2014, the Company entered into a two (2) year consulting agreement with John Zotos (the “Consulting Agreement”) which provides for a $5,000 per month fee and the issuance to Mr. Zotos of a restricted stock grant of 3,000,000 shares of the Company’ common, which will vest one-third (1/3) on each of March 15, 2015, September 15, 2015 and March 15, 2016. Upon termination of the agreement all unvested shares become vested.

The information contained in this Item 1.01 regarding the Employment Agreement and Consulting Agreement is qualified in its entirety by the copy of the Employment Agreement and Consulting Agreement attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. In addition, on December 5, 2014, the Company approved the issuance of 50,000 shares of restricted stock to each of its three independent directors and an aggregate 2,200,000 shares of stock to two consultants. The offer and issuance of the shares of restricted stock issued to Mr. Huemoeller and Mr. Zotos were not registered under the Securities Act of 1933, as amended, at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company is relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act, based on the Company’s belief that the offer and sale of the shares has not and will not involve a public offering as the recipients of the shares are “accredited investors” as defined under Section 501 promulgated under the Securities Act or 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2014 the “Company entered into a new three year Employment Agreement with John Huemoeller II that superseded the previous employment agreement that was entered into between the Company and Mr. Huemoeller on March 6, 2013. The Company also entered into a Consulting Agreement with Mr. John Zotos. See Item 1.01 for a description of the terms of the new Employment Agreement with John Huemoeller and the Consulting Agreement with John Zotos.

Item 9.01 Financial Statements and Exhibits.

   EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated December 5, 2014 by and between John Huemoeller and the Company.
10.2	Consulting Agreement, dated December 5, 2014 by and between John Zotos and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL TECHNOLOGIES GROUP, INC.

By:	/s/ John W. Huemoeller
Name:	John W. Huemoeller
Title:	Chief Executive Officer

Date:  December 9, 2014